As filed with the Securities and Exchange Commission on November 15, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-2588479 (I.R.S. Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts 02111
(Address of Principal Executive Offices including zip code)

Iron Mountain Incorporated 2002 Stock Incentive Plan
(Full Title of the Plan)

C. Richard Reese
Chairman of The Board of
Directors and Chief Executive Officer
Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
(617) 535-4766
(Name, Address and Telephone Number of Agent For Service)

COPY TO:
William J. Curry, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,323,728.50	$43.18	$143,518,596.63	$15,357

(1) In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 10, 2006.

The prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, which is being provided to participants in the Iron Mountain Incorporated 2002 Stock Incentive Plan in conjunction with this registration statement also relates to the shares registered under the Registration Statement on Form S-8 dated May 24, 2002 (File No. 333-89008), as amended by Post-Effective Amendment No. 1 to Form S-8 dated June 3, 2005, the Registration Statement on Form S-8 dated August 18, 2004 (File No. 333-118322), as amended by Post-Effective Amendment No. 1 to Form S-8 dated June 3, 2005, and the Registration Statement on Form S-8 dated November 12, 2004 (File No. 333-120395), as amended by Post-Effective Amendment No. 1 to Form S-8 dated June 3, 2005, of Iron Mountain Incorporated.

Registration of Additional Securities - Explanatory Note

We are filing this registration statement to register an additional 3,323,728.50 shares of our common stock for issuance under the Iron Mountain Incorporated 2002 Stock Incentive Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2006 annual meeting held on May 25, 2006. On May 24, 2002 we filed a registration statement on Form S-8 (File No. 333-89008), as amended by Post-Effective Amendment No. 1 to Form S-8 dated June 3, 2005, covering 1,352,543 shares of our common stock (as adjusted to 2,028,814.5 to reflect our three-for-two stock split effective June 30, 2004), and on August 18, 2004 we filed a registration statement on Form S-8 (File No. 333-118322), as amended by Post-Effective Amendment No. 1 to Form S-8 dated June 3, 2005, covering an additional 2,000,000 shares of our common stock, and on November 12, 2004 we filed a registration statement on Form S-8 (File No. 333-120395), as amended by Post-Effective Amendment No. 1 to Form S-8 dated June 3, 2005, covering an additional 1,000,000 shares of our common stock (collectively, the “Prior Registration Statement”), authorized for issuance under the original version of the Plan, as amended, with the Securities and Exchange Commission (the “Commission”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of the Prior Registration Statement, which are being updated by this registration statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by us with the Securities and Exchange Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 16, 2006 (except for Items 1, 2, 7 and 15, which are incorporated by reference from our Current Report on Form 8-K filed May 22, 2006);

(b)       Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006, filed on May 10, 2006, for the quarter ended June 30, 2006, filed on August 9, 2006, and for the quarter ended September 30, 2006, filed on November 9, 2006;

(c)  Our Current Reports on Form 8-K filed on March 9, 2006, April 4, 2006, May 22, 2006, May 31, 2006, June 1, 2006, June 9, 2006, June 23, 2006, July 11, 2006, July 12, 2006, July 13, 2006, July 20, 2006, July 28, 2006, August 29, 2006, October 5, 2006 and October 17, 2006; and

(d)  The description of our common stock contained in the registration statement on Form 8-A filed on May 27, 1997 (File No. 1-13045), as amended by Amendment No. 1 to Form 8-A filed on June 3, 2005 and all further amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
5.1	Opinion of Sullivan & Worcester LLP.*
23.1	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.*
23.3	Consent of RSM Robson Rhodes LLP (Iron Mountain Europe Limited (f/k/a Britannia Data Management Limited)).*
24	Powers of Attorney (included in the signature page to this registration statement).
___________
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 15th day of November, 2006.

IRON MOUNTAIN INCORPORATED

By: /s/ C. Richard Reese
Name: C. Richard Reese
Title: Chairman of The Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the registrant hereby severally constitute and appoint C. Richard Reese and John F. Kenny, Jr., and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date
/s/ C. Richard Reese C. Richard Reese	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 14, 2006
/s/ John F. Kenny, Jr. John F. Kenny, Jr.	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 14, 2006
/s/ Clarke H. Bailey Clarke H. Bailey	Director	November 14, 2006

/s/ Constantin R. Boden Constantin R. Boden	Director	November 7, 2006
/s/ Kent P. Dauten Kent P. Dauten	Director	November 14, 2006
/s/ Arthur D. Little Arthur D. Little	Director	November 9, 2006
/s/ Vincent J. Ryan Vincent J. Ryan	Director	November 8, 2006